EXHIBIT 21.1

SUBSIDIARIES OF NEOSTEM, INC.

NeoStem Therapies, Inc., a Delaware corporation.

Stem Cell Technologies, Inc., a Florida corporation.

CBH Acquisition LLC, a Delaware limited liability company.